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                                                           Jody M. Walker
                                                           Attorney At Law
                                                     7841 South Garfield Way
                                                    Littleton, Colorado 80122
                                                   Telephone: (303) 850-7637
                                                    Facsimile: (303) 220-9902

October 7, 1996


Re:	OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO
USE OF NAME IN THE REGISTRATION STATEMENT ON FORM S-1
OF TRINITY WORKS, INC.

I am securities counsel for the above mentioned corporation and I have prepared the registration statement on Form S-1 and any amendments thereto. I hereby consent to the inclusion and reference to my name in the Registration Statement on Form S-1 for Trinity Works, Inc. and any amendments thereto.

It is my opinion that the securities of the Trinity Works, Inc. and which are registered with the Securities and Exchange Commission pursuant to Form
S-1 Registration Statement of Trinity Works, Inc. have been legally issued and will be, when distributed and/or sold, legally issued, fully paid and non-assessable.


Very truly yours,




/s/ Jody M. Walker
--------------------------------------------
Jody  M. Walker